EXHIBIT 99.2

                               TRANSMITTAL LETTER
          (including representations and warranties of the undersigned)


           To be signed by each shareholder and accompany certificates for shares of common stock of
                    CAROLINA COCA-COLA BOTTLING COMPANY, INC.
                       ("Coke-Carolina") to be surrendered
                               in connection with
                          the merger (the "Merger") of
                           Coke-Carolina with and into
                   SUMTER MERGER CORPORATION, INC. ("Newco"),
                          a wholly-owned Subsidiary of
              COCA-COLA BOTTLING CO. CONSOLIDATED ("Consolidated")


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     Please read this letter carefully (instructions are on pages 7 and 8).
                         Then complete pages 2, 5 and 6
                                       and
  send this document, together with your Coke-Carolina stock certificate(s),as soon as possible to Thomas B. Hyman, Jr. at the following address:

                            Mr. Thomas B. Hyman, Jr.
                        Sutherland, Asbill & Brennan LLP
                           999 Peachtree Street, N.E.
                           Atlanta, Georgia 30309-3996

    Please send by a delivery service with insurance and tracking capability.

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Coca-Cola Bottling Co. Consolidated
1900 Rexford Road
Charlotte, NC  28211
Attention:  Mr. Robert D. Pettus, Jr.


Dear Sir:

               I acknowledge receipt of the Agreement & Plan of Merger (as defined below) and the Proxy Statement/Prospectus. Terms used and not otherwise defined herein shall have the meaning given such terms in the Agreement & Plan of Merger. In connection with the Merger of Coke-Carolina with and into Newco pursuant to that certain Agreement & Plan of Merger dated March 26, 1999 by and among Consolidated, Newco (Consolidated and Newco hereinafter are collectively sometimes referred to as "Buyers") and Coke-Carolina (the "Agreement & Plan of Merger"), the undersigned


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herewith surrenders the certificate(s) listed below, which prior to the Merger represented shares of Coke-Carolina's $100.00 par value common stock (the
"Shares") and which as a result of the Merger represents the right to receive the Merger Consideration.

               The Merger Consideration is to be paid in accordance with the terms of and subject to the conditions contained in the Agreement & Plan of Merger.

1.    SHAREHOLDER INFORMATION.

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    TO BE COMPLETED BY EACH SHAREHOLDER
==================================================================================================
Name and Address of                                     Certificate         Number of Shares
Registered Holder (As it                                 Number (s)
Appears on Certificates)*
==================================================================================================

==================================================================================================


==================================================================================================

==================================================================================================
                                                     Total
                                                     Number of
                                                     Shares
==================================================================================================

*Attach schedule if needed.

               If you have more than one certificate and if one certificate is registered in a different form of name than another (e.g., one certificate includes your middle initial and another certificate does not), list all such forms of registration above.

2. PAYMENT OF MERGER CONSIDERATION. By executing and delivering this Transmittal Letter, the undersigned acknowledges that the Merger Consideration shall be delivered, held and disbursed by Consolidated in accordance with the terms of the Agreement & Plan of Merger. The undersigned further acknowledges that part of the Merger Consideration shall be paid into and held in two Escrows and disbursed in accordance with the applicable Escrow Agreements.

3. REPRESENTATIONS AND WARRANTIES OF THE UNDERSIGNED. The undersigned hereby severally, but not jointly with other shareholders, represents and warrants to Buyers as follows only as to the undersigned, the undersigned's shares and the undersigned's predecessors' acts or omissions as follows, with full knowledge
(a) that such representations and warranties being true are a condition to the delivery of the Merger Consideration to the undersigned and (b) that a breach of any of the representations and warranties by the undersigned may result, pursuant to the provisions of (including the limitations) Article VI of the Agreement & Plan of Merger, in one or more Claims


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asserted against the undersigned by the Buyers which could result in a claim against the undersigned's portion of the Merger Consideration held in the Indemnification Escrow and, if that escrow is exhausted, against the Merger Consideration paid to the undersigned:

NOTE: If you cannot make any of the following representations and warranties, please contact immediately:
        Thomas B. Hyman, Jr.
        Sutherland, Asbill & Brennan LLP
        999 Peachtree Street, N.E.
        Atlanta, Georgia  30309-3996
        Telephone:  (404) 853-8098
        Telecopier:  (404) 853-8806
        E-mail:  tbhyman@sablaw.com

                    (a) Power and Authority of Shareholder. The undersigned has the right, power and capacity to execute, deliver and perform this Letter of Transmittal and all other agreements, documents and certificates contemplated or required of the undersigned by the Agreement & Plan of Merger to consummate the Merger. The execution, delivery and performance of this Letter of Transmittal by the undersigned has been duly and validly authorized by all necessary action on the part of the undersigned. This Letter of Transmittal constitutes the valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its respective terms, except to the extent the enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity. The execution, delivery and performance by the undersigned of this Letter of Transmittal and the consummation of the Merger will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which the undersigned is subject, (ii) violate any order, judgment or decree applicable to the undersigned, or (III) CONFLICT WITH, OR RESULT IN A BREACH OR DEFAULT UNDER, ANY TERM OR CONDITION OF ANY COURT ORDER, TRUST DOCUMENT, WILL, SHAREHOLDER AGREEMENT, ARTICLES OF INCORPORATION, BYLAWS, OR ANY OTHER AGREEMENT, DOCUMENT OR INSTRUMENT TO WHICH THE UNDERSIGNED IS A PARTY OR BY WHICH THE UNDERSIGNED OR THE UNDERSIGNED'S COKE-CAROLINA SHARES ARE BOUND.


                    (b) Ownership of Shares; Voting. The undersigned has sole and exclusive record title to and ownership of all of the Coke-Carolina shares registered in the undersigned's name, as set forth in Section 1 above of this Transmittal Letter and the list set forth in Section 1 is a complete list of all such Coke-Carolina shares held of record by the undersigned or which the undersigned has the right to have issued and Section 6 of this Transmittal Letter shows the principal residence, or domicile in the case of a trust or other entity, of the undersigned. The undersigned represents that the Coke-Carolina shares owned by the undersigned are free and clear of any liens, restrictions, claims, charges, options, rights of first refusal or encumbrances, with no defects of title


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whatsoever. No former or present holder of the Coke-Carolina shares held by the undersigned has any legally cognizable claim based upon any sale or purchase of the Coke-Carolina shares or such other securities by the undersigned or predecessors in interest to the undersigned enforceable against the undersigned or Coke-Carolina. The undersigned has the exclusive right, power and authority to vote the Coke-Carolina shares registered in the undersigned's name. With respect to any Coke-Carolina shares which were acquired by the undersigned by gift or inheritance, all federal and State estate or gift tax returns, as the case may be, required to be filed were duly and timely filed, and all taxes payable with respect thereto were paid.

                      (c) Adequacy of Information. The undersigned or the undersigned's advisors have reviewed the Proxy Statement/Prospectus, and the Agreement & Plan of Merger, and otherwise have been provided full and complete access to information concerning Coke-Carolina and the opportunity to consult with legal and financial advisers prior to executing this Transmittal Letter. The undersigned (i) has sufficient knowledge and experience, or the advisers the undersigned has consulted have sufficient knowledge and experience, to evaluate the merits of the transactions contemplated by the Agreement & Plan of Merger; and (ii) has been given the opportunity or the undersigned's advisers have been given the opportunity to examine all documents related to the transactions contemplated by the Agreement & Plan of Merger and to ask questions of Coke-Carolina and its representatives and advisers and the Buyers and their representatives and advisers.

               THE UNDERSIGNED ACKNOWLEDGES AND AGREES THAT, SUBJECT TO THE PROVISIONS (INCLUDING THE LIMITATIONS) OF ARTICLE VI OF THE AGREEMENT & PLAN OF MERGER, THE UNDERSIGNED IS LIABLE TO BUYERS FOR LOSSES DUE TO ANY BREACH BY THE UNDERSIGNED OF ANY REPRESENTATION, WARRANTY OR COVENANT OF THE UNDERSIGNED CONTAINED IN SECTION 3 OF THIS TRANSMITTAL LETTER.

4. LOSS INDEMNIFICATION. To provide for the indemnification for Losses to Buyers based upon breaches of certain representations and warranties by Coke-Carolina in the Agreement and Plan of Merger and noncompliance with certain covenants by Coke-Carolina in the Agreement and Plan of Merger, the undersigned acknowledges and agrees that the undersigned (as a "Shareholder" as that term is used in the Agreement and Plan of Merger) shall be subject to certain indemnification rights and obligations pursuant to and in accordance with the provisions of (including the limitations) Article VI of the Agreement & Plan of Merger.

5. RATIFICATION OF AUTHORITY OF SHAREHOLDERS' REPRESENTATIVES. The undersigned hereby ratifies and confirms the designation and authority of the Shareholders' Representatives, as set forth in Section 7.13 of the Agreement & Plan of Merger.

6.      SIGNATURE(S).

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                     HOLDERS OF COKE-CAROLINA SHARE CERTIFICATES MUST SIGN HERE
============================================================ ===========================================

PLEASE SIGN HERE*
(IF AN INDIVIDUAL)
X____________________________                                Name(s): __________________________
                                                                            (Please Print)
X____________________________                                Name(s): __________________________
                                                                            (Please Print)
X____________________________                                Name(s): __________________________
      (Signature(s) of Owner(s))                                            (Please Print)

(IF A TRUST, ESTATE OR OTHER ENTITY)
X____________________________                                Entity Name(s): ____________________________
                                                                                    (Please Print)
X____________________________

X____________________________
  (Signature(s) of Agent(s))
Attest:_________________________                             Principal Residence / Domicile/ Address:

                                                             -----------------------------------------

                     *IMPORTANT NOTE:                        ------------------------------------------

This Transmittal Letter must be signed by the registered holder(s) of
Coke-Carolina shares exactly as their name(s) appear(s) on the stock certificate(s) or by assignees of registered holder(s) or person(s) authorized to act on behalf of registered holder(s) by certificates and documents transmitted herewith. If signature is by an officer of a corporation, an attorney-in-fact, executor, administrator, trustee or guardian or others acting in a representative or fiduciary capacity, set forth full title and see
Instruction 3.
                                                             ------------------------------------------

                                                             ------------------------------------------
                                                             (Area Code and Telephone Number

                                                             ------------------------------------------

                                                             ------------------------------------------
                                                             (Tax Identification or Social Security
                                                             Number)

                                                             ----------------------------------

                                                             Dated: _____________, 1999
============================================================ ===========================================
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The signature(s) above evidence the agreement of the signer(s) to be bound by all the terms and conditions, including without limitation, the representations and warranties, contained in this Transmittal Letter.




7. TAX INFORMATION. See Instruction 7 for instructions concerning the completion of substitute Form W-9 below.


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SUBSTITUTE FORM W-9            PLEASE PROVIDE YOUR                                 Taxpayer Identification
                               TAXPAYER IDENTIFICATION                             Number
                               NUMBER                                              (SSN or Federal ID No.)
                               IN THE BOX AT
                               RIGHT                                               _____________________
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Payer's Request for            Under penalties of perjury, I certify that:
Taxpayer Identification        (1) The number shown on this form is my correct
Number and Certification       backup withholding you received another
                               notification from the IRS that you are no
                               longer subject to backup withholding, do not
                               cross out item (2). Taxpayer Identification
                               Number ("TIN") (or I have applied for a TIN and
                               am waiting for one to be issued to me), and
                               (2) I am not subject to backup withholding because
                               (a) I am exempt from backup withholding, or (b) I
                               have not been notified by the Internal Revenue
                               Service("IRS") that I am subject to backup
                               withholding as a result of a failure to report
                               all interest or dividends, or (c) the IRS has
                               notified me that I am no longer subject to backup
                               withholding. You must cross out item (2) above if
                               you have been notified by the IRS that you are
                               subject to backup withholding because of
                               underreporting interest or dividends on your tax
                               return. However, if after being notified by the
                               IRS that you were subject to backup withholding
                               you received another notification from the IRS
                               that you are no longer subject to backup
                               withholding, do not cross out item (2).
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


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PLEASE SIGN HERE:                                         PLEASE PRINT YOUR NAME:
(IF AN INDIVIDUAL, TRUST, ESTATE OR ENTITY)


===============================                           Name: ____________________________

_______________________________                           Name: ____________________________

_______________________________                           Name: ____________________________


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

                       INSTRUCTIONS FOR COMPLETION OF THE
                               TRANSMITTAL LETTER

               1. General. This Transmittal Letter (or a facsimile hereof) must be properly completed and signed in the exact manner in which the certificate(s) being surrendered herewith is (are) registered. The completed and executed Transmittal Letter, together with the certificate(s) and any required supporting documents, must be delivered to the Consolidated before the Merger Consideration will be paid to the holders of Coke-Carolina shares. Holders are encouraged to make prompt delivery to the Consolidated at the indicated address. The method of delivery of all documents is at the choice and risk of the holder. If sent by mail, then registered mail, return receipt requested, is recommended.

               2. Exchange Procedures. It is very important that all Coke-Carolina shares registered in your name are surrendered for exchange at the same time.

               3. Signatures. The signature (or signatures, in the case of certificates owned by two or more joint holders) on this Transmittal Letter should correspond exactly with the name(s) as written on the face of the certificate(s) being surrendered herewith unless Coke-Carolina shares described on this Transmittal Letter have been assigned by the registered holder(s) (including any assignment by operation of law), in which event this Transmittal Letter should be signed in exactly the same form as the name on the last transferee indicated on the transfers attached to or endorsed on the certificate(s).

               4. Lost or Destroyed Certificates. If your Coke-Carolina shares certificate(s) has (have) been lost, stolen or destroyed, notify Consolidated of this fact promptly at its address set forth in paragraph 6 below. You will then be instructed as to the Steps you must take in order to surrender the shares which you own.

               5. Determination of Questions. All questions with respect to compliance with the terms of the Transmittal Letter will be determined by Consolidated in its sole discretion. Consolidated shall have the right to reject any and all Transmittal Letters not in proper form or to waive any irregularities in any Transmittal Letter.

               6. Questions and Requests for Information. Questions and requests for information or assistance relating to the Transmittal Letter should be directed in writing to John F. Henry, Jr.., Counsel for Coca-Cola Bottling Co. Consolidated, Witt, Gaither & Whitaker, P.C., 1100 SunTrust Bank Building, Chattanooga, TN 37402, or by telephone at (423) 265-8881.

               OR TO:

               In Writing:   Thomas B. Hyman, Jr.
                             Sutherland, Asbill, & Brennan LLP
                             999 Peachtree Street, N.E.
                             Atlanta, Georgia  30309-3996

               By Telephone: 404-853-8098
               By Fax:       404-853-8806
               By E-Mail:    tbhyman@sablaw.com
               Additional copies of the Transmittal Letter may be obtained from Consolidated at its indicated address.

               7. Important Tax Information. In order Go prevent the application of federal income tax backup withholding, each shareholder must provide Consolidated with its correct Taxpayer Identification Number ("TIN"). The TIN should be provided in the box in substitute Form W-9.

               Under federal income tax law, any person who is required to furnish his correct TIN to another person, and who fails to comply with such requirements, may be subject to a penalty imposed by the Internal Revenue Service.

               If backup withholding applies, Consolidated may be required to withhold 31% on payments of Merger Consideration on Coke-Carolina shares made to each shareholder pursuant to the Merger. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service. Certain shareholders, including, among others, all corporations and certain foreign shareholders, are not subject to these backup withholding and reporting requirements. To qualify as an exempt recipient on the basis of foreign status, a foreign shareholder must submit a statement (which Consolidated will provide upon request), signed under penalty of perjury, to Consolidated attesting to that shareholder's exempt status.

               If a shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, "Applied For" should be written in the box provided for the TIN on substitute Form W-9. In such case, if Consolidated is not provided with a TIN within 60 days, Consolidated will withhold 31% of payments of Merger Consideration on Coke-Carolina shares thereafter made to the shareholder pursuant to the Agreement & Plan of Merger until a TIN is provided to Consolidated.